                                                                  EXHIBIT 10(F)


                            ASSET PURCHASE AGREEMENT

                                 by and between

                             TELENETICS CORPORATION

                                       and

                              GREENLAND CORPORATION

                                  April 5, 1999

                                TABLE OF CONTENTS

SECTION                                                                     PAGE
1.  Definitions ...............................................................1

2.  Basic Transaction .........................................................2

         (a) Purchase and Sale of the Acquired Assets .........................2
         (b) Assumption of Liabilities ........................................2
         (c) Purchase Price ...................................................2
         (d) The Closing ......................................................2
         (e) Deliveries at the Closing ........................................2
         (f) Allocation .......................................................3

3. Representations and Warranties of the Seller ...............................3
         (a) Organization of the Seller .......................................3
         (b) Authorization of Transaction. ....................................3
         (c) Noncontravention .................................................3
         (d) Title to the Acquired Assets .....................................3
         (e) Assumed Contracts ................................................4
         (f) Intellectual Property ............................................4
         (g) Compliance with Laws .............................................4
         (h) Consents .........................................................4
         (i) Tax Matters ......................................................4
         (j) Litigation .......................................................5
         (k) Related Parties ..................................................5
         (l) Underlying Documents .............................................5
         (m) Brokers' Fees ....................................................5
         (n) Disclosure .......................................................5
         (o) Investment Representations .......................................5

4.  Representations and Warranties of the Buyer ...............................6
         (a) Organization and Capitalization of the Buyer......................6
         (b) Authorization of Transaction .....................................7
         (c) Noncontravention .................................................7
         (d) Concerning the Shares ............................................7
         (e) Approvals ........................................................7
         (f) Information Provided .............................................8
         (g) Litigation .......................................................8
         (h) Brokers' Fees ....................................................8

5.  Post-Closing Covenants and Agreements .....................................8
         (a) General ..........................................................8
         (b) Condition to Transfer of Certain Contracts .......................8
         (c) Delivery of Hardware Design and Related Materials ................9
         (d) Introductions ....................................................9
         (e) Survival .........................................................9


                                      -i-



SECTION                                                                     PAGE
6.  Indemnification ...........................................................9

                   (a) Indemnification of Losses ..............................9
                   (b) Payment ................................................9
                   (c) Notice of Claims ......................................10
                   (d) Third Party Claims.....................................10
                   (e) Disputed Claims........................................10
                   (f) Survival of Representations and Warranties.............10

7.  Miscellaneous.............................................................10
                   (a) Press Releases and Announcements.......................10
                   (b) No Third Party Beneficiaries...........................10
                   (c) Entire Agreement.......................................10
                   (d) Succession and Assignment .............................10
                   (e) Counterparts...........................................11
                   (f) Headings...............................................11
                   (g) Notices ...............................................11
                   (h) Governing Law..........................................11
                   (i) Amendments and Waivers ................................11
                   (j) Expenses...............................................12
                   (k) Construction ..........................................12
                   (1) Incorporation of Exhibits and Schedules ...............12
                   (m) Bulk Transfer Laws ....................................12
                   (n) Transfer Taxes.........................................13

Disclosure Schedule

Exhibit A - Wireless Technology

Exhibit B - Form of Certificate of Determination of Rights, Preferences,
            Privileges and Restrictions of Series B Convertible Preferred Stock

Exhibit C - Form of Bill of Sale

Exhibit D - Form of Assignment and Assumption of the Assumed Contracts

Exhibit E - Form of Trademark Assignment

Exhibit F - Form of Patent Assignment

Exhibit G - AMR Inventory List

Exhibit H - "AirLink AMR"

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into on April 5, 1999, by and between Telenetics Corporation, a California corporation (the "Buyer"), and Greenland Corporation, a Nevada corporation (the "Seller"). This Agreement contemplates a transaction in which the Buyer will purchase certain assets and assume certain contracts from the Seller in return for the consideration described herein.

         NOW, THEREFORE, in consideration of the premises and the mutual promises made in this Agreement, and in consideration of the representations, warranties and covenants contained in this Agreement, the parties agree as follows.

         1.       DEFINITIONS.

                  "Acquired Assets" means the following assets of the Seller:

                  (a) All right, title and interest in and to the Wireless Technology.

                  (b) All Intellectual Property associated with the Wireless Technology.

                  (c)  All rights under all Assumed Contracts.

                  (d) All RF meter modules, software, firmware, codes, documents and other personal property or information held or used by the Seller in connection with the Wireless Technology.

                  (e)  All marketing plans and sales leads.

                  (f) All right, title and interest in and to the "Airlink" name and trademark.

                  "Assumed Contracts" means the contracts identified in the Disclosure Schedule to be assigned to the Buyer.

                  "Closing" and "Closing Date" have the meanings set forth in
Section 2(d) below.

                  "Disclosure Schedule" has the meaning set forth in Section 3 below.

                  "Intellectual Property" means (a) patents, patent applications, patent disclosures, and improvements thereto, (b) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof, (c) copyrights and registrations and applications for registration thereof, (d) mask works and registration and applications for registration thereof, (e) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (f) other proprietary rights, and (g) copies and tangible embodiments thereof (in whatever form or medium).

                  "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice.

                  "Purchase Price" has the meaning set forth in Section 2(c) below.

                  "Wireless Technology" has the meaning set forth in EXHIBIT
A.

         2.       BASIC TRANSACTION.

                  (a) PURCHASE AND SALE OF THE ACQUIRED ASSETS. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this Section 2.

                  (b) ASSUMPTION OF LIABILITIES. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Contracts at the Closing as described in the Assignment and Assumption of Assumed Contracts in the form attached as an exhibit to this Agreement. The Buyer will not assume or have any responsibility, however, with respect to any other obligations or liabilities of the Seller which are not Assumed Contracts.

                  (c) PURCHASE PRICE. At the Closing, the Buyer shall deliver to the Seller a certificate representing 128,571 shares (the "Shares") of the Buyer's Series B Convertible Preferred Stock (the "Purchase Price"). The Shares shall have the rights, preferences, privileges and restrictions set forth in the form of Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series B Convertible Preferred Stock attached hereto as EXHIBIT B (the "Certificate of Determination").

                  (d) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Rutan & Tucker, LLP, 611 Anton Boulevard, Suite 1200, Costa Mesa, California 92626, concurrently with the execution of this Agreement by all parties or at such other place and time as may be agreed by the parties (the "Closing Date").

                  (e) DELIVERIES AT THE CLOSING. At the Closing, each party shall deliver to the other all such agreements, documents and instruments contemplated by this Agreement or necessary for the conveyance of the Acquired Assets to the Buyer and the assumption of the Assumed Contracts by the Buyer. In addition, the Seller shall provide to the Buyer a list of persons who have prior experience with the installation of the Wireless Technology and who may be able to provide assistance to the Buyer in connection with the Buyer's installation of the Wireless Technology.

                  (f) ALLOCATION. The parties agree to allocate the Purchase Price (and an other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in the manner determined by the Buyer.

         3. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Buyer that the statements contained in this
Section 3 are correct and complete as of the date of this Agreement and shall be true and correct as of the Closing Date, except as set forth in the Disclosure Schedule and initialed by the parties.

                  (a) ORGANIZATION OF THE SELLER. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Seller is duly qualified to conduct business as a foreign corporation in the State of California and is in good standing under the laws of the State of California.

                  (b) AUTHORIZATION OF TRANSACTION. The Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the Seller has taken all actions required for the execution, delivery and performance of this Agreement by the Seller and the sale of the Acquired Assets as provided herein. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms. The person or persons who have executed this Agreement on behalf of the Seller are duly authorized to do so by the Board of Directors of the Seller.

                  (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which the Seller is subject or any provision of the articles or bylaws, as amended, of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require a notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which the Seller is a party or by which the Seller is bound or to which any of the Seller's assets is subject. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

                  (d) TITLE TO THE ACQUIRED ASSETS. The Seller has good and marketable title, free and clear of all mortgages, liens, pledges, claims, easements, rights of way, conditions, security interests, encumbrances, restrictions, charges, imperfections of title or equities of any nature whatsoever, to all of the Acquired Assets, respectively, real and personal, tangible and intangible, to be sold, conveyed, transferred and delivered hereunder. At the Closing, the Buyer will obtain good and marketable title to the Acquired Assets, free and clear of all mortgages, liens, pledges, claims, easements, rights of way, conditions, security interests, encumbrances, restrictions, charges, imperfections of title or equities of any nature whatsoever. All of the equipment and tangible personal property constituting a portion of the Acquired Assets is in good operating condition and repair, normal wear and tear excepted.

                  (e)  ASSUMED CONTRACTS. Set forth in the Disclosure
Schedule is a list of all written agreements, leases, contracts and commitments relating to the Acquired Assets to which the Seller is a party or is otherwise bound as of the date of this Agreement. The Seller has supplied the Buyer with true, correct and complete copies of each such Assumed Contract. The Seller makes no representations or warranties regarding the enforceability or validity of the Assumed Contracts. Notwithstanding the foregoing, the Seller acknowledges receipt of the following sums (the "Deposits") from certain utilities (the "Utilities") in connection with pilot projects (the "Pilot Projects") relating to the Acquired Assets: (i) $15,000 from Emerald People Utility District in Eugene, Oregon; (ii) $10,000 from Third Taxing District in Norwalk, Connecticut; and (iii) $10,000 from Springville Electric in Springville, Utah. The Seller agrees that it is now and shall remain at all times after the Closing liable for return of the Deposits to the Utilities and that the Buyer assumes no liability therefor. The Seller further agrees that it will provide reasonable cooperation to the Buyer in connection with the Buyer's pursuit, if any, of the Pilot Projects.

                  (f) INTELLECTUAL PROPERTY. None of the Acquired Assets or any Intellectual Property held or used by the Seller in connection with the Acquired Assets infringes the Intellectual Property or other proprietary rights of any other party. All Intellectual Property developed for the Seller was so developed under agreements with employees, consultants or others that provide that the Intellectual Property so developed is a "work made for hire" or otherwise providing for the assignment of all rights thereto to the Seller. To the knowledge of the Seller, the manufacture, use, sale, marketing or distribution of the Acquired Assets does not violate or infringe on any patent or any proprietary or personal right of any person or firm.

                  (g) COMPLIANCE WITH LAWS. The business of the Seller has been operated in compliance with all federal, state, local and foreign laws, regulations and orders, the violation of which would have a material adverse effect upon any of the Acquired Assets. All reports and filings required to be made by the Seller with respect to the Acquired Assets under foreign, federal, state and local statutes, laws, regulations, rules and ordinances relating to health, safety and protection of the environment have been filed in a timely manner, and no such reports or filings are currently required that have not been made.

                  (h) CONSENTS. No approvals or consents of or assignments by any person (including, without limitation, any federal, state or local governmental or administrative authorities) are necessary in connection with the execution, delivery or performance of this Agreement.

                  (i) TAX MATTERS. All taxes, including, without limitation, income, excise, property, sales, transfer, use, franchise, payroll, employees' income withholding and social security taxes imposed or assessed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due or payable by the Seller with respect to the Acquired Assets, and all interest, penalties and additions thereon, whether disputed or not, have been paid in full; all tax returns or other documents required to be filed in connection therewith have been accurately prepared and duly and timely filed. No issues have been raised (or are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any of the returns and reports referred to above, and no waivers of statutes of limitations have been given or requested with respect to the Seller in connection therewith.

                   (j) LITIGATION. There is no claim, dispute, action, proceeding (including arbitration), suit, appeal or investigation, at law or in equity, pending (other than those, if any, with respect to which service of process or similar notice has not yet been made and which are not within the knowledge of the Seller) or, to the knowledge of the Seller, threatened against the Seller involving the Wireless Technology or any of the Acquired Assets before any court, agency, authority, arbitration panel or other tribunal. The Seller is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal involving the Wireless Technology or any of the Acquired Assets.

                  (k) RELATED PARTIES. No officer, director or other affiliate of the Seller, directly or indirectly, is party to any material arrangement affecting the design, development, marketing, distribution or use of the Wireless Technology or the Acquired Assets.

                  (l) UNDERLYING DOCUMENTS. Copies of all documents listed or described in the Disclosure Schedule have been furnished or made available to the Buyer. All such documents are true and complete copies, and there are no amendments or modifications thereto, except as expressly noted in the Disclosure Schedule.

                  (m) BROKERS' FEES. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                  (n) DISCLOSURE. Neither this Agreement nor any of the schedules or exhibits hereto contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to the Buyer that materially affects adversely or could reasonably be anticipated to materially affect adversely the Wireless Technology or the Acquired Assets.

                  (o) INVESTMENT REPRESENTATIONS. The Seller hereby represents and warrants to the Buyer with respect to the acquisition of the Shares as follows:

                           (i) INVESTMENT EXPERIENCE.  The Seller has
substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Buyer so that the Seller is capable of evaluating the merits and risks of its investment in the Buyer and has the capacity to protect its own interests.

                           (ii) ACCREDITED INVESTOR.  The Seller is either
(i) an "accredited investor" as that term is defined in Securities and Exchange Commission Rule 501 of Regulation D as presently in effect, or (ii) has a preexisting personal or business relationship with the Buyer or any of its officers, directors or controlling persons, or by reason of the Seller's business or financial experience or the business or financial experience of the Seller's professional advisors who are unaffiliated with and who are not compensated by the Buyer or any affiliate or selling agent of the Buyer, directly or indirectly, has the capacity to protect the Seller's own interests in connection with the acquisition of the Shares.

                            (iii) INVESTMENT. The Seller is acquiring the
Shares for investment by the Seller and its affiliates, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Seller understands that the Shares have not been, and will not be, registered under the Securities Act of 1933 ("Securities Act") by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Seller's representations as expressed herein.

                           (iv) RULE 144. The Seller acknowledges that the
Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Seller is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Buyer, the resale occurring not less than a specified number of years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

                           (v) ACCESS TO DATA. The Seller has had an opportunity
to discuss the Buyer's business, management and financial affairs with its management. The Seller also has had an opportunity to ask questions of officers of the Buyer, which questions were answered to its satisfaction. The Seller understands that such discussions, as well as any written information issued by the Buyer, were intended to describe certain aspects of the Buyer's business and prospects but were not a thorough or exhaustive description. The Seller's decision to enter into the transactions contemplated hereby is based on its own evaluation of the risks and merits of the purchase and the Buyer's proposed business activities. Without limiting the generality of the foregoing, the Seller has had the opportunity to obtain and to review the following documents of the Buyer: (1) Form 10-KSB for the fiscal year ended March 31, 1998; (2) Form 10-QSB for the quarter ended June 30, 1998; and (3) Form 10-QSB for the quarter ended September 30, 1998, in each case as filed with the SEC. The Buyer understands that its investment in the Shares involves a high degree of risk.

                           (vi) TAX  LIABILITY.  The Seller has reviewed with
its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such tax consequences, the Seller relies solely on such advisors and not on any statements or representations of the Buyer or any of its agents. The Seller understands and agrees that it (and not the Buyer) shall be responsible for any of its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

         4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrrants to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement.

                  (a) ORGANIZATION AND CAPITALIZATION OF THE BUYER. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. As of March 31, 1999, the authorized capital stock of the Buyer consisted of (a) 25,000,000 shares of Common Stock, without par value, (b) 2,500,000 shares of Series A 7.5% Convertible Redeemable Preferred Stock ("Series A Preferred Stock") and (b) 2,500,000 shares of undesignated Preferred Stock. Upon the filing of the Certificate of Determination with the California Secretary of State, the authorized capital stock of the Buyer shall consist of (a) 25,000,000 shares of Common Stock, (b) 2,500,000 shares of Series A Preferred Stock, (c) 128,571 shares of Series B Convertible Preferred Stock and (c) 2,371,429 shares of undesignated Preferred Stock.

                  (b) AUTHORIZATION OF TRANSACTION. The Buyer has all necessary corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the Buyer has taken all actions required for the execution, delivery and performance of this Agreement by the Buyer, the purchase of the Acquired Assets and the issuance of the Shares to the Seller as provided herein. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms except as enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and the application of general principles of equity including, but not limited to, the inability to exercise the right to specific performance in certain circumstances. The person or persons who have executed this Agreement on behalf of the Buyer have been duly authorized to do so by the Buyer.

                  (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the actions contemplated hereby, will
(i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, security interest, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject in a manner or to an extent that would materially and adversely affect the validity or enforceability of, or the authority or ability of the Buyer to perform its obligations under, this Agreement or any of the other documents contemplated by this Agreement. Other than federal and state securities law notices in connection with the issuance of the Shares, the Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

                   (d) CONCERNING THE SHARES. The Shares have been duly authorized and, when issued in accordance with this Agreement, and the shares of Common Stock underlying the Shares, when issued upon conversion of the Shares, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights of any stockholder of the Buyer, as such, to acquire any of the Shares.

                  (e) APPROVALS. No authorization, approval or consent of or filing with any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Buyer is required to be obtained by the Buyer for the issuance and sale of the

Shares and the Common Stock issuable upon conversion thereof other than the requirements of any applicable blue sky laws. The Buyer has taken or will take all actions necessary to satisfy the requirements of applicable blue sky laws.

                  (f) INFORMATION PROVIDED. The information provided by or on behalf of the Buyer to the Seller and referred to in Section 3(o)(v) of this Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (g) LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Buyer or any of its subsidiaries, threatened against or affecting the Buyer or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would materially and adversely affect the validity or enforceability of, or the authority or ability of the Buyer to perform its obligations under, this Agreement or any of the other documents contemplated by this Agreement.

                  (h) BROKERS' FEES. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

         5. POST-CLOSING COVENANTS AND AGREEMENTS. The parties agree as follows with respect to the period following the Closing.

                  (a) GENERAL. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including, without limitation, the execution and delivery of such further instruments and documents) as the other party may reasonably request. The Seller expressly agrees that it will, without demanding any further consideration therefor, at the request of the Buyer, provide all assistance and execute any papers deemed necessary or desirable by the Buyer, its successors, assigns and legal representatives, for perfecting the Buyer's right, title and interest in and to the Intellectual Property and the Acquired Assets, including without limitation, the acquisition, sustenance, reexamination or reissuance of patents relating to the Intellectual Property and the maintenance and perfection of the rights of the Buyer and its successors and assigns to such patents. The Seller further expressly agrees that it will promptly, at the request of the Buyer, cause the inventors and other prior owners, if any, of the Intellectual Property and the Acquired Assets, to provide all assistance and execute all such papers for the purposes described in this paragraph, without cost to the Buyer.

                  (b) CONDITION TO TRANSFER OF CERTAIN CONTRACTS. At the Closing, the Buyer may elect to close the transactions contemplated hereby notwithstanding the fact that the Seller may have failed to obtain consents to the transfer of one or more Assumed Contracts which by their terms require the consent of any other contracting party thereto to the assignment thereof to the Buyer. The terms of this paragraph (b) shall govern the transfer of the benefits of each such Assumed Contract. Notwithstanding anything herein to the contrary, the parties acknowledge and agree that at the Closing the Seller will not assign to the Buyer any Assumed Contract which by its terms requires the consent of any other contracting party thereto unless each consent has been obtained prior to the Closing Date. With respect to each such unassigned Assumed Contract, after the Closing Date the

Seller shall continue to deal with the other contracting party(ies) to that Assumed Contract as the prime contracting party and shall use its best efforts to obtain the consent of all required parties to the assignment of such Assumed Contract, but the Buyer shall be entitled to the benefits of such Assumed Contract accruing after the Closing Date to the extent that the Seller may provide the Buyer with such benefits without violating the terms of such Assumed Contract; and the Buyer agrees to perform at its sole expense all of the obligations of the Seller to be performed under such Assumed Contract the benefits of which the Buyer is receiving after the Closing Date.

                  (c) DELIVERY OF HARDWARE DESIGN AND RELATED MATERIALS. The Seller expressly agrees that it will promptly, but in any event no later than two weeks following the Closing Date, deliver to the Buyer all hardware design and related materials relating to the Wireless Technology, including without limitation, the RF Module designed under contract by Mr. Greg Gillis and the notes, design specifications and related materials produced by Mr. Gillis and/or the Seller, as more particularly described in the memo dated April 5, 1999 delivered to the Buyer by Mr. Lou Montulli.

                  (d) INTRODUCTIONS. The Seller agrees to introduce the Buyer to the Utilities and to Centro de Pesquisas de Energia Eletrica and the other party or parties, if any, who had expressed an interest in the Wireless Technology, as soon as practicable, but in no event later than two weeks, following the Closing.

                  (e) SURVIVAL. Notwithstanding anything to the contrary contained in this Agreement, the covenants and agreements described in this
Section 5 shall survive the Closing and continue forever.

         6. INDEMNIFICATION.

                  (a) INDEMNIFICATION OF LOSSES. The Seller hereby indemnifies the Buyer against Losses (as defined below), and the Buyer hereby indemnifies the Seller against Losses, as set forth in this Section 6. If the Buyer shall have suffered a Loss by reason of (i) the breach of any of the representations or warranties or covenants made by the Seller herein, or (ii) any liability or claim arising prior to the Closing with respect to the Acquired Assets, the Buyer shall be indemnified for such Loss by the Seller as set forth in this Section 6; if the Seller shall have suffered a Loss by reason of (iii) the breach of any of the representations or warranties or covenants made by the Buyer herein, (iv) the manufacture or sale of any of the Acquired Assets by the Buyer after the Closing, or (v) the Assumed Contracts, the Seller shall be indemnified for such Loss by the Buyer as set forth in Section 6. The party who is requested to provide indemnity is herein referred to as "Indemnitor" and the party requesting indemnity is herein referred to as "Indemnitee." "Loss" shall mean any losses, liabilities, claims, damages and expenses incurred including, without limitation, penalties, fines, interest, amounts paid in settlement and reasonable fees and disbursements of counsel, and reasonable expenses incurred in connection with any investigation, action, suit or proceeding instituted against Indemnitee.

                  (b) PAYMENT. At such time as the indemnifiable amount of a Loss as been determined in accordance with this Section 6 (a "Liquidated Claim"), (A) if resulting from a claim made by the Buyer, the Seller shall immediately pay the Buyer the amount of the Liquidated Claim, or (B) if resulting from a claim made by the Seller, the Buyer shall immediately pay the Seller the amount of the Liquidated Claim, as the case may be. No forbearance of Indemnitee in demanding payment from an Indemnitor shall act as a waiver of any right of Indemnitee to receive payment from Indemnitor, nor shall it relieve Indemnitor of any obligation to Indemnitee under this Agreement.

                  (c) NOTICE OF CLAIMS. If Indemnitee has any claim for a Loss (a "Claim"), it will give prompt written notice thereof to Indemnitor, including in such notice a brief description of the facts upon which Claim is based and the amount thereof.

                   (d) THIRD PARTY CLAIMS. If Indemnitee becomes aware of a Third Party Claim that it believes may result in a Claim (a "Third Party Claim"), Indemnitee shall notify Indemnitor of such Third Party Claim, and Indemnitor shall be entitled, at the expense of Indemnitor, to defend such Third Party Claim.

                  (e) DISPUTED CLAIMS. If Indemnitor objects to any Claim or Third Party Claim, it shall give written notice of such objection and brief statement of the grounds of such objection to Indemnitee within 20 business days after notice is received. If no such notice is given, such claim shall be a Liquidated Claim. If such objection is made, Indemnitor and Indemnitee shall meet and use their best efforts to settle the dispute in writing which, when resolved, shall be a Liquidated Claim.

                  (f) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties set forth in this Agreement will continue for a period of three years from the Closing Date.

         7. MISCELLANEOUS.

                  (a) PRESS RELEASES AND ANNOUNCEMENTS. No party shall issue any press release or announcement relating to the subject matter of this Agreement without the prior written approval of the other party; provided, however, that any party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing party will advise the other party prior to making the disclosure).

                  (b) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

                  (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, that may have related in any way to the subject matter hereof, including, without limitation, the Memorandum of Understanding entered into by and between the parties effective as of January 18, 1999.

                  (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

                  (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (g) NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given three business days after mailing if sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

                  If to the Seller:

                  Greenland Corporation
                  7084 Miramar Road, Fourth Floor
                  San Diego, California 92121
                  Attention: Chief Executive Officer

                  If to the Buyer:

                  Telenetics Corporation
                  26772 Vista Terrace Drive
                  Lake Forest, California 92630
                  Attention: President

                  With a copy to:

                  Rutan & Tucker, LLP
                  611 Anton Boulevard, Suite 1200
                  Costa Mesa, California 92626
                  Attention: Larry A. Cerutti, Esq.

         Any party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it any is received by the person for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

                  (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of California.

                  (i) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller.

                  (j) EXPENSES. Each of the Buyer and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

                  (k) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

                  (l) INCORPORATION OF EXHIBITS AND SCHEDULES. The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  (m) BULK TRANSFER LAWS. The Buyer acknowledges that the Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement. The Seller shall indemnify the Buyer for any liability with respect to any such non-compliance.

                  [Remainder of page intentionally left blank.]

                  (n) TRANSFER TAXES. Any and all sales, use or other transfer taxes arising from the transactions contemplated by this Agreement will be paid by the Seller.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                            TELENETICS CORPORATION,
                            a California corporation

                            By:  /s/ Michael A. Armani
                               ------------------------------------------
                                       Michael A. Armani, President

                            GREENLAND CORPORATION,
                            a Nevada corporation

                            By: /s/ Louis T. Montulli
                               ------------------------------------------
                                  Lou Montulli, Chief Executive Officer